Nicor Inc.
                                                                        Form 8-K
                                                                    Exhibit 99.1

2004 NICOR INC. ANNUAL MEETING CHAIRMAN'S REMARKS
TOM FISHER, CHAIRMAN AND CHIEF EXECUTIVE OFFICER

First I want to remind you that my remarks will include certain forward-looking statements about the operations and expectations of our company, subsidiaries and affiliates. Although I believe these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Information concerning the factors that could cause materially different results can be found in our most recent periodic report filed with the Securities and Exchange Commission.

When we met here a year ago, I mentioned a number of concerns that would likely impact our businesses. Unfortunately, many of those concerns were warranted. 2003 was a challenging year for our primary business, Nicor Gas. High natural gas costs across the nation, price volatility, and a slow economy all led to a decline in natural gas demand in many industries, and greatly increased our bad debt expense among residential customers. I am sure that you felt the impact of these higher gas costs on your monthly gas bills. It is difficult to predict future trends in natural gas prices with any certainty, but I can assure you that we are doing what we can to help stabilize gas costs passed on to customers.

In addition to the negative impact of higher natural gas prices, operating and capital costs - many of, which are difficult to control - also continue to climb, in some cases dramatically. For instance, higher operating and maintenance costs relating to national issues affecting all businesses, such as higher insurance and health care costs and lower pension returns, have continued to pressure our utility's operating results.

As a result of these challenges, we posted diluted earnings of $2.38 per share in 2003, compared to $2.88 per share in 2002. To put these results in perspective for this year's outlook, it is important to note that both 2003 and 2002 included impacts of mercury-related items and amounts related to our retail energy marketing joint venture, which we elected to shut down in 2002. In addition, 2003 results included a 10-cent per share charge to reflect the adoption of a required accounting change for activities in our wholesale natural gas marketing business. Absent these items, which increased our earnings by 27 cents per share in 2003 and by nearly an equal amount of 26 cents per share in 2002, last year's diluted earnings would have been $2.11 per share compared with $2.62 per share in 2002.

Clearly, we are not satisfied with these financial results. We are focused on taking actions to improve our financial performance and believe we have several positive factors on which to build as we move forward.

- The performance of our shipping business and other energy ventures were two bright spots in 2003, as each posted higher results. We are also optimistic about their future potential. Tropical Shipping is benefiting from acquisitions made in recent years and some improvement in market conditions in the Caribbean region. Our energy-related products and services businesses are growing their profits and today have more than 450,000 customer contracts in the HVAC, energy appliance repair and billing protection markets.

- Nicor Gas has a valuable customer base and strategic location and assets, including access to eight interstate pipelines and significant storage capabilities. In addition, those of you who live in the suburbs can attest to the continued housing construction - especially in Will and Kendall counties. As a company we added over 31,000 customers in 2003.

- Our annual dividend rate remains solid as we begin our 51st consecutive year of common stock dividend payments. We understand that our dividend is an important reason why you own Nicor stock, and last year's new tax legislation has made our dividend even more attractive.

- Our financial position remains strong. We have some of the highest debt ratings in the natural gas industry, which allows for sufficient access to the capital markets at a low cost and although down from historical levels, we continue to generate good returns on equity.

- We continue to make steady progress in establishing a more comprehensive approach to managing risk throughout our organization and improving company-wide processes, policies and procedures to ensure timely and accurate financial reporting, quality customer service and operational effectiveness.

- We have also continued to strengthen our management team by combining in-house talent with key external appointments. Russ Strobel was promoted to chief executive officer of Nicor Gas last fall and earlier this year was appointed to Nicor's Board of Directors. Late last year, Rick Hawley came aboard as chief financial officer of Nicor and Nicor Gas, bringing extensive experience and a successful background in public accounting and the utility industry.

All of these factors are key elements in achieving our long-term objectives, which have not changed. We remain focused on growing our earnings over time, paying a solid dividend and maintaining healthy returns on equity. To accomplish these objectives we continue to support four main strategies:

-     grow our core businesses,
-     optimize our storage and transmission assets,
-     expand our other energy-related businesses, and
-     build on our financial strength.

Our intent is to grow our company while maintaining a low risk profile, and our approach will remain disciplined and systematic. Opportunities we pursue will have a direct synergy and strategic fit with our core businesses.

One important step for us to fully move forward is to first resolve our current regulatory and governmental uncertainties. The PBR matter is under review by various agencies, and as we have said from the very start, we have and will continue to cooperate with the inquiries into this matter. Secondly, we must continue to manage costs throughout our organization, while providing safe, reliable and quality service to our customers. And thirdly, rebuilding earnings at our primary business is a priority. We must continue to evaluate the impact of higher operating costs at Nicor Gas and assess the appropriateness of seeking rate relief - something we have only had to do once in the past twenty years. Although we have not made a decision on whether or when we might file for rate relief, like all regulated utilities it is imperative in this environment that we continue to examine the necessity of such an action.

Currently, we expect Nicor's 2004 diluted earnings to be modestly higher than our 2003 earnings, absent unusual items in both years, or in the range of $2.10 to $2.30 per share. Operating results at our core gas distribution business are expected to be lower due to higher operating costs relating to increased depreciation, higher labor expense and compliance-related costs, such as Sarbanes-Oxley requirements. Operating results for our shipping and other energy-related ventures should reflect modest improvement. In addition, higher interest costs and a lower effective tax rate will also impact our earnings in 2004.

In closing, three things have remained constant at Nicor.

- Our strong financial position - supported by good cash flow and a solid capital structure.

- Our ongoing commitment to live our organizational values - built on the premise of exceptional service, personal responsibility, dignity, respect and teamwork, and

- The pride, spirit and determination of our employees, which will enable us to meet our challenges and to seize new opportunities that benefit all of our stakeholders.

Speaking for Nicor's Directors and all our employees, I would like to thank all of you for your continued support. Over the past 50 years, our company's heritage has been built on a tradition of emphasizing what matters most to - our shareholders, our customers, the communities we serve and our employees. Going forward, our ability to meet our challenges and to achieve our objectives will require this same level of commitment. With that said, we are working hard to deliver results and are dedicated to meeting our long-term objectives. Thank you.